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                                                                    EXHIBIT 10.8

                                   SAGE, INC

                    DOMESTIC SALES REPRESENTATIVE AGREEMENT


THIS AGREEMENT made and entered into as of _________________ by and between SAGE, INC. (herein called SAGE), and xxx (hereinafter called REPRESENTATIVE).

SAGE manufactures, distributes and sells various products that are subject to change at SAGE'S discretion from time to time. The SAGE products covered by this Agreement are those classified as "SAGE Products". REPRESENTATIVE is knowledgeable of the industry in which SAGE'S products are used and familiar with potential customers in the Territory (defined below).

In consideration of the mutual covenants contained herein, SAGE and REPRESENTATIVE agree as follows:

1.0  APPOINTMENT OF REPRESENTATIVE

     1.1 SAGE appoints REPRESENTATIVE, and REPRESENTATIVE accepts the appointment, in REPRESENTATIVE'S capacity as an independent contractor, to exclusively represent SAGE'S Products throughout the Territory specified in Exhibit A (the "Territory") on a commission basis, subject to the provisions of this Agreement and for the purposes set forth herein.

2.0  REPRESENTATIVE'S ACTIVITIES AND RESPONSIBILITIES

     2.1 REPRESENTATIVE shall exercise its best efforts to promote the sale of SAGE'S Products and to promote and protect the best interests of SAGE as well as the responsibilities outlined in Exhibit C. REPRESENTATIVE shall, as a minimum, meet the sales (booking quotas that are mutually agreed to by the REPRESENTATIVE and SAGE for each year during the term of this Agreement. The annual sales quotas established as well as the capacity of SAGE to fill potential orders for its Products.


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     2.2  REPRESENTATIVE shall provide and maintain, solely at Representative's expense, a suitable place of business in the Territory and a sufficient number of qualified salesmen having a reasonably thorough knowledge of SAGE's Products and Product lines to contact (in person, by telephone and written correspondence) and service existing and prospective customers (together referred to as "Customers") throughout the Territory, in connection with soliciting the purchase of SAGE's Products.

     2.3 REPRESENTATIVE shall promptly notify SAGE of new product requirements of Customers, within the scope of SAGE's Product lines.

     2.4 REPRESENTATIVE shall submit to SAGE from time to time as requested by SAGE forecasts of its expected sales and reports of its activity in the Territory containing such information as SAGE may from time to time request.

     2.5 REPRESENTATIVE shall supply SAGE with any credit information about any Customer that may become available.

     2.6 To assure that REPRESENTATIVE is using the best efforts to promote SAGE's Product lines, REPRESENTATIVE shall not promote, market or act as a sales representative for any products that directly compete with SAGE's Products. REPRESENTATIVE shall notify SAGE in writing, promptly of any changes in its representation of other manufacturers' product lines which may conflict or appear to conflict with the representation of SAGE's Products hereunder.

3.0  PRICE LISTS AND OTHER MATERIALS

     3.1  Price Lists: Prices will be quoted by SAGE. There are no OEM price
Lists.

     3.2 Literature and Promotional Materials: SAGE shall endeavor or to provide REPRESENTATIVE with such information, literature, catalogs, data sheets, sales, and other relevant materials as SAGE may normally make available for use by its sales representatives.

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4.0  ORDERS; ACCEPTANCE

     4.1 Quotations and Orders: REPRESENTATIVE shall solicit orders from Customers only in accordance with procedures established by SAGE and subject to SAGE's terms and conditions of sale. SAGE's current form of terms and conditions is attached as Exhibit "D". SAGE reserves the right to change its terms and conditions of sale from time to time without prior notice to REPRESENTATIVE, and any such changes shall be applicable to orders accepted after the change.

     4.2 REPRESENTATIVE shall not alter, limit, or enlarge orders without prior written approval from SAGE.

     4.3 Order Acceptance and Rejection: In no event shall no order be deemed to have been accepted by SAGE until it is accepted by SAGE at its home office in 4633 Old Ironsides Drive, #420, Santa Clara, CA 95054 and acknowledged in writing by an authorized SAGE employee. REPRESENTATIVE shall advise Customers that it is not authorized to accept orders on behalf of SAGE. SAGE reserves the right to reject or not to accept any orders and shall have no liability of any kind to REPRESENTATIVE by reason of such rejection or non-acceptance or for not scheduling ay accepted order for shipment.

     4.4 Orders which are accepted become Scheduled Backlog at the time the order is scheduled in the ordinary course of SAGE's procedure for shipment to the Customer. Until scheduled, an accepted order is considered Unscheduled Backlog.

5.0  COMMISSION

     5.1 General: A commission will be paid by SAGE to REPRESENTATIVE for all services and activities performed pursuant to Section 2.0 of this Agreement as set forth below.



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     5.2  Sales by SAGE to Customers: Except as otherwise provided herein and as specified in Exhibit B, REPRESENTATIVE shall earn a commission on the dollar volume of sales of Products sold and delivered by SAGE to retail or OEM Customers. The "Dollar Volume" of sales is calculated on the basis of selling price net after deducting applicable discounts, returns for credit, replacement or repair, shipping charges, cancellation billings, deductions, offsets and the like (and not including any taxes which SAGE might charge or collect).

If any Products are returned by a Customer, the selling price of which was included in the Dollar Volume, any credit given such Customer shall reduce the Dollar Volume of sales used in future commission calculations at the earliest opportunity or, at SAGE's discretion. SAGE may require REPRESENTATIVE to repay SAGE for all commission paid on account of such returned Products at any time following their return. The Dollar Volume does not include such items as development fees, qualification charges, items collected after the commencement of litigation, or replacement of spare parts.

6.0 PAYMENT OF COMMISSION

     6.1 Time Earned: Commission shall be deemed to have been earned by REPRESENTATIVE at the time of shipment of the Products by SAGE to a Customer, or as amended in Exhibit B; provided, however, that earned commission be offset to the extent that products are returned for credit, replacement or repair.

     6.2 Payments: Payment of commissions earned by REPRESENTATIVE hereunder shall be made to REPRESENTATIVE one month after the end of the month in which such commissions are earned on shipment by SAGE. Commissions will be earned on all sales of Sage Inc. products into the defined territory, which is not specifically excluded by this contract. Notwithstanding anything to the contrary, SAGE may elect, at its sole discretion, to make payments to REPRESENTATIVE for commission on sales to Customers only after receipt of payment from the applicable Customer and to make pro-rated payment of Commissions in the event of partial payment from such applicable Customer. In the event of a dispute between REPRESENTATIVE and SAGE, SAGE reserves the right to hold commissions until such disputes are resolved to the satisfaction of both parties.

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7.0 RELATIONSHIP OF PARTIES

     7.1 REPRESENTATIVE's sole authority under this Agreement is to solicit orders in accordance with procedures established by SAGE for SAGE's acceptance on SAGE's standard terms and conditions of sale as amended by SAGE from time to time. REPRESENTATIVE is not authorized to enter into any agreement or to make any commitment of any kind on behalf of SAGE. REPRESENTATIVE is an independent contractor and nothing contained herein shall be construed or intended as creating a relationship of principal and agent or employer and employee between SAGE and REPRESENTATIVE. SAGE shall not incur any liability whatsoever to third parties by reason of REPRESENTATIVE exceeding its authority under the appointment granted herein or by reason of a misrepresentation by REPRESENTATIVE of the relationship with SAGE, and if any claim is asserted against SAGE based on conduct by REPRESENTATIVE, REPRESENTATIVE agrees to defend and hold SAGE harmless from any loss, damage, liability or expense, including reasonable attorneys' fees.

     7.2 REPRESENTATIVE shall be responsible for payment of all applicable taxes and withholdings on commissions paid to it by SAGE and REPRESENTATIVE shall hold SAGE harmless from any claims regarding payment for same. REPRESENTATIVE shall assume and discharge for its own account all costs and expenses necessary or incidental to REPRESENTATIVE's activities hereunder.

8.0 CONFIDENTIAL INFORMATION

     8.1 REPRESENTATIVE agrees it will not disclose to any other party any confidential information of SAGE, including, but not limited to quantity of Products shipped, Product pricing, Product returns, and in general such information which if disclosed to others would be detrimental to the best interests of SAGE to the extent that such information is acquired by REPRESENTATIVE in the course of activities performed under this Agreement.

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9.0  TERMS AND TERMINATION OF AGREEMENT

     9.1 Term: The term of this Agreement shall be one (1) year commencing on the date of this Agreement. At the expiration of one (1) year period, this Agreement will automatically be renewed for successive period of one (1) year. Either party may give the other not less than thirty (30) days prior written notice of its intention to terminate the Agreement without cause at any time as provided in section 9.2.1, in which case this Agreement shall terminate and cease as of the end of that notice period as stated in Section 9.2.

     9.2 Either party may terminate this Agreement at any time during the initial or any renewal term as follows:

          9.2.1 Termination Without Cause: Either party may during the term of this Agreement, or any renewal thereof, terminate this Agreement at any time without cause by giving prior written notice to the other party. The notice period for termination without cause shall be thirty (30) days. Termination shall be effective upon the conclusion of the notice period; provided, however, that either party may, at its option, waive all or any part of the notice period, and termination shall be effective at the conclusion of such shortened period. During the notice period, each party shall continue to perform all of its obligations hereunder, failing which the other party may terminate for cause.

          9.2.2 Termination for Cause: Either party may terminate this Agreement at any time upon notice in writing to the other party, to be in effect immediately, if the party:

               A. Fails to perform a material obligation as required by this
Agreement:

               B. Assigns or attempts to assign this Agreement or any right therein without the prior consent of SAGE, admits in writing an inability to pay its debts as they mature, is adjudged to be bankrupt, makes an assignment for the benefit of creditors, has a receiver appointed, files a petition in bankruptcy, or initiated reorganization proceedings.



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     9.3  Right of Termination Absolute: The rights of termination herein contained are absolute. Neither party shall be liable to the other for any loss, damage or liability by reason of the exercise of the rights of termination and any and all claims of such liability and the right to make such claims are hereby expressly waived. It is understood and agreed that both parties shall be liable for any obligation that accrued under the terms of this Agreement prior to termination.

     9.4 Disposal of Materials: Upon expiration or termination of this Agreement, REPRESENTATIVE shall deliver to SAGE or otherwise dispose of price lists, sales aids, advertising matter, Product samples, other materials furnished by SAGE and all Customer records showing sales of SAGE's Products in the manner directed by SAGE; and REPRESENTATIVE shall immediately cease any further use of SAGE's name, trademark, part numbers and similar identifying symbols to which SAGE may have previously consented hereunder.

     9.5  Commission Payments After Expiration or Termination:

          9.5.1 In the event of expiration of this Agreement or termination by SAGE without cause, the REPRESENTATIVE shall be paid commissions on shipments of Scheduled Backlog of orders by SAGE customers in existence as of the effective date of termination, expiration or non-renewal according to the schedule below:

Commissions are Earned on Shipments of SAGE Scheduled Backlog in Existence on the Date of Termination, Expiration or Non-Renewal for the period of shipment within 60 days from date of termination.

No Commission shall become due on any order which has been obtained or accepted after the effective date of termination of this Agreement, unless specifically provided for and agreed to by Sage Inc. in writing at the time of termination.

          9.5.2 In the event of termination of this Agreement by either party for cause in accord with 9.2.2, SAGE shall not be obligated to pay any commission to REPRESENTATIVE on account of shipments made subsequent to the notice date of termination for cause. This provision shall prevail and take precedence over any other provision in the event of conflict or inconsistency.

          9.5.3 REPRESENTATIVE Termination: In the event REPRESENTATIVE initiates termination, expiration or non-renewal of this Agreement, the period within which commissions will be earned after the date of Notice will be reduced to fifty percent (50%) of the period stated in Paragraph 9.5.1 and
9.5.3 SAGE may, at its discretion, elect to waive all or any part of the 30 day notice of termination period.


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9.6  Right to Appoint Another Representative: Notwithstanding anything to the contrary herein, SAGE may at any time after giving the thirty (30) days notice of termination provided for in Paragraph 9.2.1 appoint another representative in the Territory.

10.  GENERAL PROVISIONS

10.1 Entire Agreement. This Agreement sets forth the entire understanding between the parties as to the subject matter hereof and supersedes all prior and collateral understandings and agreements; regardless of form, between the parties.

10.2 Extension and Modifications: This Agreement shall not be extended, modified or supplemented except by an instrument in writing executed by a duly authorized officer of each party.

10.3 Assignment: This Agreement is personal to REPRESENTATIVE and is not assignable without the prior written consent of SAGE. Any voluntary or involuntary assignment or attempted assignment shall be void and of no effect. If REPRESENTATIVE is a corporation or partnership, a change in the management or shareholder or partnership, a change in the management or shareholders or partners (as applicable) shall be deemed an assignment of this Agreement.

10.4 Notice: Any notice required or contemplated by this Agreement must be in writing, delivered by confirmed fax, certified or registered mail, addressed to the respective party at its address herein above set forth, or to such other address as may from time to time be substituted therefor by notice in writing sent by the party changing its address. All notices shall be effective as of the date of mailing or fax by the party giving the notice.

          TO SAGE INC.                  TO REPRESENTATIVE:

          Sage Inc.                     Electro Source Inc.
     Attn: Mr. Vijay Desai              Attn: Mr. Sherman Cunningham
     4633 Old Ironsides Dr. #420        230 Galaxy Blvd.
     Santa Clara, CA 95054              Rexdale, Ontario M9W 5R8
     Ph: (408) 748-0500, X101           Ph: (416) 675-4490
     Fax: (408) 748-8540                Fax: (416) 675-6871


10.5 Waiver: The failure to take action shall not be a waiver of the right to take other or later action. The waiver of any breach shall not act as a waiver of any subsequent breach of the same or different nature.


11.  CONSTRUCTION AND VALIDITY
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11.1 Governing Law: The validity, construction and enforcement of this
Agreement shall be governed by the laws of the State of California SAGE and REPRESENTATIVE agree that any litigation which may be initiated between them shall be filed and heard only in a state or federal court located within Santa Clara County, in the state of California, and both parties agree to personal jurisdiction and venue in Santa Clara County, in the State of California.

11.2 Invalidity. In the event any provision of this Agreement is prohibited by or under the laws of any jurisdiction in which the Agreement may be used or to which it may be applicable, such provision shall be, as to that jurisdiction, ineffective to the extent of such prohibition without invalidating thereby any of the remaining provisions of the Agreement.

11.3 Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed to be an original.

12.  DAMAGES AND CLAIM

12.1 Damages: Except as otherwise provided herein neither party shall by reason of, or upon termination of this Agreement, be liable to the other for compensation or damages on account of the loss of present or prospective profits or commissions on sales or anticipated sales, or expenditures, investments of commitments made in connection therewith or in connection with the establishment, development or maintenance of the representative hereunder. The acceptance by SAGE of any order after notice of termination shall not be construed as a renewal or extension of this Agreement or as a waiver of termination.

12.2 In consideration of the execution or renewal of this Agreement by SAGE, REPRESENTATIVE hereby releases SAGE from all claims, demand or other liabilities, if any there be, as of the date of the execution of this Agreement by REPRESENTATIVE, except indebtedness due under a written contract with SAGE. REPRESENTATIVE waives all claims to commissions arising under any prior agreement with respect to shipments for which a commission is payable under the terms of this Agreement.
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     This agreement made and entered into as of August 14, 1998.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the year and day first above written.

SIGNATURE:

REPRESENTATIVE           NAME:

                         TITLE:

                         DATE:


SIGNATURE:

SAGE INC.                NAME:

                         TITLE:

                         DATE: